Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Renovaro Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance under the Renovaro Biosciences Inc. 2023 Equity Incentive Plan	Rule 457(c)and Rule 457(h)	6,347,909(2)	$3.45(3)	$21,900,287(3)	0.0001476	$$3,232.49
Equity	Common Stock, $0.0001 par value per share, that may be issued pursuant to the exercise of outstanding stock options under the Renovaro Biosciences Inc. 2023 Equity Incentive Plan	Rule 457(h)	207,079	$1.93(4)	$399,663(4)	0.0001476	$58.99
Total Offering Amounts					$22,299,950		$3,291.48
Total Fee Offsets							$—
Net Fee Due							$3,291.48

(1)	In accordance with Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional shares of common stock of the Registrant that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2)	Includes 4,000,000 shares reserved for issuance under the Renovaro Biosciences Inc. 2023 Equity Incentive Plan (the “2023 Plan”) at the time of its adoption, plus 2,554,988 shares available under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) as of the effective date of the 2023 Plan, minus 207,079 shares of Common Stock that as of the date hereof are subject to options outstanding under the 2023 Plan.

(3)	Estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on October 19, 2023.

(4)	Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for purposes of calculating the registration fee on the basis of $1.93 per share, the weighted-average exercise price of stock option awards outstanding under the 2023 Plan as of the date hereof.